Exhibit 10.4

1.	Term Note by CHP Partners, LP in the principal amount of $32.5 million in favor of Fifth Third Bank, National Association dated Sept. 25, 2021.

2.	Term Note by CHP Partners, LP in the principal amount of $32.5 million in favor of Capital One, National Association dated Sept. 25, 2021.

3.	Term Note by CHP Partners, LP in the principal amount of $25 million in favor of First Horizon dated Sept. 25, 2021.

4.	Term Note by CHP Partners, LP in the principal amount of $10 million in favor of Comerica Bank dated Sept. 25, 2021.

5.	Term Note by CHP Partners, LP in the principal amount of $10 million in favor of Eastern Bank dated Sept. 25, 2021.

6.	Term Note by CHP Partners, LP in the principal amount of $5 million in favor of First Financial Bank dated Sept. 25, 2021.